Exhibit B

                           Money Pool Rule 24
                           Transaction Report
                                Bank Loans

Company   Trans.    Transaction     Balance           Lending Bank
           Date
  EAI     7/2/01    $63,000,000   $63,000,000 Simmons First National Bank
  EMI    8/29/01   ($10,000,000)      $0      Trustmark National Bank
  EAI    8/31/01   ($20,000,000)  $43,000,000 Simmons First National Bank
  EAI    9/28/01   ($43,000,000)      $0      Simmons First National Bank